UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

DARDEN RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Information About Forward-Looking Statements

Forward-looking statements in this communication regarding our ability to improve performance across our brands and enhance shareholder value and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives and expectations regarding the sale of Red Lobster, benefits to Darden and its shareholders from such sale and related matters, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date except as required by law. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden's strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, actions of activist investors and the cost and disruption of responding to those actions, including any proxy contest for the election of directors at our annual meeting, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with the Company's 2014 annual meeting of stockholders (the "Annual Meeting").  Information regarding the names and interests of such participants in the Company's proxy solicitation is set forth in the Company's definitive proxy statement, filed with the SEC on September 9, 2014.  Additional information can be found in the Company's Annual Report on Form 10-K for the year ended May 25, 2014, filed with the SEC on July 18, 2013.  These documents are available free of charge at the SEC's website at www.sec.gov.

The Company will be mailing its definitive proxy statement and proxy card to the stockholders entitled to vote at the Annual Meeting. WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the proxy solicitation at the SEC's website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company's website at http://investor.darden.com/investors/investor-relations/default.aspx.

On September 12, 2014, Darden Restaurants, Inc. held a conference call open to the public regarding the Company’s earnings results for the first quarter of fiscal year 2015.  The following is an excerpt from the transcript of the conference call:

Matthew V. Stroud
Senior Vice President of Investor Relations

Thanks, Gene. Before we turn to Q&A, I would like to briefly discuss Darden's 2014 Annual Meeting. We've been speaking, and will continue to speak, directly with many of Darden's shareholders to hear first hand what they think about the future direction and leadership of the company and about some of those efforts to take effective control of the company by replacing all 12 of Darden's directors with Starboards' own preferred nominees and having them influence Starboards plans. We believe many shareholders believe in the importance of having a board and leadership team who have a deep understanding of the company and its strategic shifts over time, they also believe that Darden would benefit from new perspectives. We also believe that many Darden's shareholders have concerns about the risks and destabilization that will result from a full board turnover and giving control to a single shareholder's nominees. We believe these risks are particularly acute, given the positive momentum we are achieving across our brands, including at Olive Garden, and given the potential adverse effects of giving Starboard control would have on our ability to recruit the best person to serve the company's next Chief Executive Officer.

The Darden board is committed to looking at the company with a fresh perspective and recently announced a new slate that aligns with our priority. Darden's slate includes 4 new, highly-qualified independent nominees, unaffiliated with the company or Starboard to bring relevant industry business and CEO experience. 4 highly-qualified, continuing independent director nominees who provide important and deep understanding of the company's operations and the shift in the industry and consumer trends over time and who have a record of taking proactive, decisive action to best position Darden for continued improvement and success. And 4 seats to be filled by candidates proposed by Starboard, therefore providing Starboard with the meaningful opportunity for participate in the decisions regarding Darden's strategic direction, including its direct selection of the company's next Chief Executive Officer.

Under this reconstituted board, 8 of Darden's 12 independent directors will be leaving the board this year. We believe this is a balanced slate that serves the best interest of all of Darden's shareholders and is also designed to what we believe are significant risks associated with the full board turnover that Starboard is seeking. We look forward to talking more about Darden's slate of director nominees and the board's recommendation for the Annual Meeting over the coming weeks.